UNITED STATES

S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

   (Date of Report) Date of earliest event reported: May 3, 2004




               CAPITAL ENVIRONMENTAL RESOURCE INC.
      (Exact name of registrant as specified in its charter)


Ontario, Canada             000-25595                  Not Applicable
(Jurisdiction of       Commission file number         (I.R.S. Employer
incorporation)                                     Identification No.)

1122 International Blvd, Suite 601
Burlington, Ontario, Canada                         L7L 6Z8
(Address of principal executive offices)            (Postal Code)

                         (905) 319-1237
         Registrant's telephone number, including area code



Item 9. Regulation FD Disclosure

  On May 3, 2004, the Company issued a press release announcing the completion of a new $160 million credit facility, an offering of $160 million of senior subordinated notes, a private placement of 13,400,000 comon shares with 1,340,000 warrants to purchase common shares and the closing of the previously announced acquisition of Florida Recycling Services, Inc. A copy of the press release is furnished as part of this current report on Form 8-K as Exhibit
99.1 and is incorporated herein in its entirety by reference.



                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


               CAPITAL ENVIRONMENTAL RESOURCE INC.




Date:  May 3, 2004    By:     /s/ Ivan R. Cairns
                         ___________________________________
                         Ivan R. Cairns
                         Executive Vice President,
                         General Counsel